UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 7, 2012

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On August 7, 2012, Parametric Technology Corporation (“PTC”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Servigistics, Inc. (“Servigistics”), the stockholders of Servigistics (collectively, the “Sellers”) and Servigistics, LLC, as the Sellers’ representative, to acquire all of the outstanding shares of capital stock (the “Shares”) of Servigistics from the Sellers (the “Acquisition”) for approximately $220 million in cash, subject to adjustment as set forth in the Stock Purchase Agreement.

The Stock Purchase Agreement has been approved by the boards of directors of PTC and Servigistics. At the closing of the Acquisition, Servigistics will become a wholly-owned subsidiary of PTC.

The Stock Purchase Agreement contains customary representations, warranties and covenants of Servigistics, the Sellers and PTC, including, among others, covenants by Servigistics to conduct its business in the ordinary course before the closing date of the Acquisition (the “Closing Date”), covenants by Servigistics and the Sellers not to solicit, encourage, or negotiate with third parties in order to obtain an alternative acquisition proposal, and covenants of the parties to make timely filings and notifications required under applicable antitrust laws.

Pursuant to the Stock Purchase Agreement, the Acquisition is subject to various customary conditions to closing, including approvals required by any government authorities.

The Stock Purchase Agreement provides for PTC to be indemnified for losses resulting from breaches of Servigistics’ representations, warranties and covenants, certain tax liabilities, and certain other matters.  The sum of $22 million of the purchase price will be placed in escrow as the exclusive source, subject to certain exceptions, for satisfaction of such losses as to which claims are made within 18 months of the Closing Date.

A copy of the Stock Purchase Agreement is attached as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement.

Amendment to Credit Facility

On August 7, 2012, PTC entered into an Increasing Lender Supplement with respect to its existing revolving credit facility.  The Increasing Lender Supplement increases the amount PTC may borrow under the credit facility by $75 million.

The foregoing description of the Increasing Lender Supplement is qualified in its entirety by reference to the full text of the Increasing Lender Supplement, a copy of which is filed as Exhibit 10.2 hereto.

Section 2 - Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The discussion in Item 1.01 “Amendment to Credit Facility” is incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01. Regulation FD Disclosure.

On August 8, 2012, PTC issued a press release, a copy of which is furnished as Exhibit 99.1 hereto, announcing that it had entered into the Stock Purchase Agreement.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

      (d) Exhibits.

10.1	Stock Purchase Agreement dated as of August 7, 2012 by and among Parametric Technology Corporation, Servigistics, Inc., the stockholders of Servigistics, and Servigistics, LLC.
10.2	Increasing Lender Supplement dated as of August 7, 2012 by and among Parametric Technology Corporation, JPMorgan Chase Bank, N.A. and JPMorgan Chase Bank, N.A., as Administrative Agent
99.1	Press release issued by Parametric Technology Corporation on August 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: August 8, 2012	By:	/s/ Aaron C. von Staats
Aaron C. von Staats
Corporate Vice President, General Counsel & Secretary